UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2011

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) The registrant, Erie Indemnity Company ("Indemnity"), has entered into the following material definitive agreement:

(1) On March 31, 2011, Indemnity entered into a new Services Agreement (the "Agreement") with Erie Family Life Insurance Company ("EFL"), in connection with the sale of Indemnity’s 21.6% ownership interest in EFL to Erie Insurance Exchange (the "Exchange") on March 31, 2011, as described in Item 8.01 of this report. The Exchange, a Pennsylvania domiciled reciprocal insurance exchange, acts by and through Indemnity, the attorney-in-fact appointed by its subscribers (policyholders). Indemnity also manages the operations of the Exchange.

(2) The Agreement terminates and replaces a Services Agreement between Indemnity and EFL dated June 21, 1993 and effective January 1, 1993, and provides greater clarity on the roles and responsibilities of each party under the Agreement.

The above description of the Agreement is qualified in its entirety by reference to that Agreement, which is filed herewith as Exhibit 99.1 and incorporated herein in its entirety by this reference.

Item 8.01 Other Events.

The following is an update of the disclosure set forth in the registrant’s Current Report on Form 8-K filed on November 4, 2010:

On March 31, 2011, Indemnity completed the sale of all of its shares (2,044,116 shares) in EFL to the Exchange at a price of $40.24 per share pursuant to the previously disclosed EFL Stock Purchase Agreement between Indemnity and the Exchange dated November 4, 2010. Upon completion of the sale, EFL became a wholly owned subsidiary of the Exchange.

Indemnity received cash consideration from the Exchange at closing of $82 million based upon the "Estimated Purchase Price" provided for in the EFL Stock Purchase Agreement. Within ninety (90) days following this closing date, the financial statements of EFL as of March 31, 2011, will be finalized. In the event that the GAAP book value per share as of that date is higher than the Estimated Purchase Price, the Exchange will pay Indemnity 95% of the difference; if it is lower, Indemnity will pay the Exchange 95% of the difference.

As described in Item 1.01 (a) of this report, Indemnity manages the operations of the Exchange as a result of Indemnity’s role as attorney-in-fact for the subscribers (policyholders) at the Exchange, and has entered into a new Services Agreement with EFL in connection with its sale of all of its EFL shares to the Exchange. There will not be any impact to the policyholders of the Exchange or EFL or their independent insurance agents, or Indemnity’s employees as a result of this sale.

Item 9.01 Financial Statements and Exhibits.

99.1 Services Agreement between Erie Indemnity Company and Erie Family Life Insurance Company effective March 31, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

March 31, 2011	By:	Marcia A. Dall

Name: Marcia A. Dall
Title: Executive Vice President & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Services Agreement between Erie Indemnity Company and Erie Family Life Insurance Company effective March 31, 2011